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                                                                   EXHIBIT 99.1
Dear Stockholder:

A Special Meeting of Stockholders of The Walt Disney Company will be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York on January 4, 1996 at 10:00 a.m., Eastern Standard Time. At the special meeting, stockholders will act to consider and vote upon a proposal regarding the acquisition by The Walt Disney Company of Capital Cities/ABC, Inc. In addition you will be asked to consider and vote upon the adoption of the 1995 Stock Incentive Plan and an amendment to the 1990 Stock Incentive Plan.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please review the enclosed proxy statement, complete the proxy form below and return it promptly in the envelope provided.

If you do plan to attend the special meeting in person, please note that complimentary theme park passes will not be distributed and, due to space limitations, attendance at the meeting will be limited to stockholders only.

Sincerely,

Marsha L. Reed
Corporate Secretary
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         SPECIAL MEETING OF STOCKHOLDERS -- TO BE HELD JANUARY 4, 1996
                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders (the "Special Meeting") of The Walt Disney Company, a Delaware corporation ("Disney"), and the Joint Proxy Statement/Prospectus in connection therewith and (2) appoints SANFORD M. LITVACK, STEPHEN F. BOLLENBACH, DAVID K. THOMPSON, and each of them, his proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, par value $0.025 (the "Common Stock"), of Disney standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Special Meeting and at any adjournment or postponement thereof. The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the Special Meeting or any adjournments or postponements thereof.

 THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE. IF NO SPECIFICATION IS
              MADE, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS.

Please date this proxy and sign your name exactly as it appears hereon and mail this proxy in the enclosed envelope. No postage is required. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

                Continued and to be voted and signed on reverse
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The Board of Directors recommends a vote FOR items (1) and (2) listed below.
Items (1) and (2) below are not conditioned on one another.

(1) To approve and adopt the Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995, by and between Disney and Capital Cities/ABC, Inc. and the related Agreement and Plan of Merger among DC Holdco, Inc., Disney and DCA Merger Corp.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

(2) To approve and adopt the 1995 Stock Incentive Plan and the rules relating thereto (the "1995 Plan") and an amendment to the 1990 Stock Incentive Plan and the rules relating thereto (the "1990 Plan') to conform the 1990 Plan to the proposed 1995 Plan.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

                          PLEASE MARK ALL
                          CHOICES LIKE THIS    [X]

Signature _____________________ Date ________________

Signature _____________________ Date ________________